EXHIBIT 11.1

                       TEL-SAVE.COM, INC. AND SUBSIDIARIES
                       COMPUTATION OF NET INCOME PER SHARE
                                 (IN THOUSANDS)

                                                                           FOR THE YEAR ENDED
                                                                              DECEMBER 31,
                                                              --------------------------------------------
                                                                  1998            1997           1996
------------------------------------------------------------- -------------   -------------  --------------
Income (loss) before extraordinary gain                        $ (308,436)      $ (20,945)       $20,168
Extraordinary gain                                                 87,110              --          --
                                                               ----------       ---------      ---------

Net income (loss)                                              $ (221,326)      $ (20,945)       $20,168
                                                               ==========       =========      =========

BASIC

Weighted average common shares outstanding - Basic:                59,283          64,168         52,650
                                                               ==========       =========      =========

Income (loss) before extraordinary gain                        $    (5.20)      $   (0.33)        $ 0.38
Extraordinary gain                                                   1.47              --           --
                                                               ----------       ---------      ---------

Net income (loss)                                              $    (3.73)      $   (0.33)        $ 0.38
                                                               ==========       =========      =========

DILUTED

Weighted average common and common equivalent shares outstanding - Diluted:

Weighted average shares                                            59,283          64,168         52,650
Weighted average equivalent shares                                     --           --             4,352
                                                               ----------       ---------      ---------
Weighted  average  common  and  common  equivalent  shares -
    Diluted                                                        59,283          64,168         57,002
                                                               ==========       =========      =========

Income (loss) before extraordinary gain                        $    (5.20)      $   (0.33)     $    0.35
Extraordinary gain                                                   1.47              --           --
                                                               ----------       ---------      ---------

Net income (loss)                                              $    (3.73)      $   (0.33)     $    0.35
                                                               ==========       =========      =========